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EXHIBIT 99.1


FOR IMMEDIATE RELEASE

ANDREA ELECTRONICS CORPORATION APPOINTS PAUL E. DONOFRIO PRESIDENT AND CHIEF EXECUTIVE OFFICER


MELLVILLE, N.Y., August 5, 2003, Andrea Electronics Corporation (AMEX: AND) - Douglas J. Andrea, Chairman of the Board of Andrea Electronics Corporation announced today that Paul E. Donofrio has been appointed President and Chief Executive Officer of Andrea Electronics Corporation.

Mr. Donofrio has over twelve years of senior financial and operational experience with both private and public entities, including firms involved in the manufacturing of aerospace electronics and wireless telecommunications equipment. Most recently, Mr. Donofrio served as the Executive Vice President of Corporate Development and Finance at DHB Industries Inc., a publicly traded company that designs, manufactures and distributes protective body armor to military, law enforcement and correction officers, as well as sells sports medicine and other products to mass merchandisers and drug store chains.

Mr. Andrea stated that "the Board is delighted that Mr. Donofrio has accepted the positions as President and Chief Executive Officer of Andrea Electronics Corporation. We believe that Mr. Donofrio's background, qualifications and experience make him an excellent choice for the Company's President and Chief Executive Officer. We have the utmost confidence in Mr.
Donofrio's ability to implement our strategic plans."

Mr. Donofrio succeeds Christopher P. Sauvigne whose employment has terminated effective August 1, 2003.

About Andrea Electronics

Andrea Electronics Corporation designs, develops and manufactures audio technologies and equipment for enhancing applications that require high performance and high quality voice input. The Company's patented Digital Super Directional Array (DSDA), patented PureAudio, patented EchoStop and patent-pending Directional Finding and Tracking Array (DFTA) far-field microphone technologies enhance a wide range of audio products to eliminate background noise and ensure the optimum performance of voice applications. Visit Andrea Electronics' website at www.AndreaElectronics.com or call 1-800-707-5779.

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "anticipates," "believes," "estimates," "expects," "intends," "plans," "seeks," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve matters that are subject to certain risks, uncertainties and assumptions




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that are difficult to predict, including economic, competitive, governmental, technological and other factors, that may affect the business and prospects of Andrea Electronics Corporation (the "Company"). The Company cautions investors about the following significant factors, which, among others, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and could cause them to differ materially from those expressed in any forward-looking statements: the rate at which Andrea Anti-Noise, DSDA, DFTA and other Andrea technologies are accepted in the marketplace; the competitiveness of Andrea Anti-Noise, DSDA, DFTA and other Andrea products in terms of technical specifications, quality, price, reliability and service; the sufficiency of the Company's funds for research and development, marketing and general and administrative expenses; infringement and other disputes relating to patents and other intellectual property rights held or licensed by the Company or third parties; the Company's continuing ability to enter and maintain collaborative relationships with other manufacturers, software authoring and publishing companies, and distributors; the emergence of new competitors in the marketplace; the Company's ability to compete successfully against established competitors with greater resources; the uncertainty of future governmental regulation; the Company's ability to obtain additional funds; and general economic conditions. These and other similar factors are discussed under the heading "Cautionary Statement Regarding Forward-looking statements" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K and in the Company's Annual Report to shareholders, and in documents subsequently filed by the Company with the Securities and Exchange Commission.


     CONTACT:
        Corisa L. Guiffre
        Vice President and Chief Financial Officer
        800-447-7787